                                                                    EXHIBIT 21.1


               SUBSIDIARIES OF METAMOR WORLDWIDE, INC.                               JURISDICTION OF
                        AS OF MARCH 28, 2000                                          INCORPORATION
      ACS Technologies                                                                France
      Applied Integration Services, Inc.                                              Delaware
      Aramis Socitval, S.L.                                                           Spain
      CASO Consulting GmbH & Co. KG                                                   Germany
      CASO Consulting North America Corp.                                             Delaware
      CASO Systemberatung GmbH i. Gr., Baden-Baden                                    Germany
      [51%OWNED]
      Caso Verwaltungsgesellschaft GmbH                                               Germany
      DDS Asia Pacific Pty Ltd.                                                       Australia
      DDS Europe, Ltd.                                                                United Kingdom
      DDS Latin America, S. de R. L. de C.V.                                          Mexico
      Decan Groupe                                                                    France
      Decan CS (fka Ingenia)                                                          France
      Decan EOS                                                                       France
      Decan Suisse                                                                    Switzerland
      Decan (UK) Limited (fka Metamor Information Technology                          United Kingdom
      Services (UK) Limited)
      Dynamic Data Solutions, Inc.                                                    Texas
      Espace Telebase                                                                 France
      Fircosoft                                                                       France
      Fircosoft, Inc.                                                                 United States
      Geolink                                                                         France
      HID                                                                             France
      IDEC                                                                            France
      LCT, Incorporated                                                               Virginia
      Metamor Business Solutions Holdings, Inc.                                       Delaware
      Metamor Business Solutions, Inc.                                                Delaware
      Metamor Cayman Islands                                                          Cayman Islands
      Metamor Documentation Solutions, Inc.                                           Delaware
      Metamor Enterprise Operations, Inc.                                             Delaware
      Metamor Enterprise Solutions, Inc.                                              Delaware
      Metamor Enterprise Solutions (India) Private Limited
      Metamor Global Solutions Acquisition Sub #1, Inc.                               Delaware
      Metamor Global Solutions, Incorporated                                          California
      Metamor Global Solutions, Ltd.                                                  India
      Metamor Government Solutions, Inc.                                              Florida
      Metamor Holdings (Australia) Pty Ltd                                            Australia
      Metamor Holdings (Denmark) 1ApS                                                 Denmark
      Metamor Holdings (Denmark) 2 ApS                                                Denmark
      Metamor Holdings (France)                                                       France
      Metamor Holding (Germany), GmbH                                                 Germany
      Metamor Holdings (UK) Ltd.                                                      United Kingdom
      Metamor Industry Solutions Acquisition Sub #1, Inc.                             Delaware
      Metamor Industry Solutions, Inc.                                                Delaware
      Metamor Information Technology Services Acquisition                             Delaware
      Sub #1, Inc.
      Metamor International Holdings, Inc.                                            Delaware

                                                                    EXHIBIT 21.1


               SUBSIDIARIES OF METAMOR WORLDWIDE, INC.                               JURISDICTION OF
                        AS OF MARCH 28, 2000                                          INCORPORATION
      Metamor International Holdings II, Inc.                                         Delaware
      Metamor (Mauritius) Ltd. (fka CORESTAFF (Mauritius), Ltd.)                      Mauritius
      Metamor (Mauritius) Ltd. Two  (fka CORESTAFF (Mauritius), Ltd. II )             Mauritius
      Metamor (Mauritius) Limited Three                                               Mauritius
      Metamor (Mauritius) Limited Four                                                Mauritius
      Metamor (Mauritius) Limited Five                                                Mauritius
      Metamor (Mauritius) Limited Six                                                 Mauritius
      Metamor Netherlands Holdings 1 B.V.                                             Netherlands
      Metamor Netherlands Holdings 2 B.V.                                             Netherlands
      Metamor Netherlands Holdings 3 B.V. (fka CORESTAFF Overseas BV)                 Netherlands
      Metamor Netherlands Holdings 4 B.V.                                             Netherlands
      Metamor Netherlands Holdings 5 B.V.                                             Netherlands
      Metamor Netherlands Holdings 6 B.V.                                             Netherlands
      Metamor Netherlands Holdings 7 B.V.                                             Netherlands
      Metamor NextLinx Services, Inc. (fka Metamor Enterprise Solutions               Delaware
      Acquisition Sub #2, Inc.)
      Metamor Resources, Inc. (fka COMSYS Resources, Inc.)                            Nevada
      Metamor Solutions, Inc.                                                         Delaware
      Metamor Solutions Resources, Inc.                                               Nevada
      Metamor Worldwide Australia Pty Ltd.                                            Australia
      Metamor Worldwide (Canada), Inc.                                                Canada
      Metamor Worldwide International Holdings, Inc.                                  Delaware
      (f/k/a Metamor Software Solutions Acquisition Sub #1, Inc.)
      Metamor Worldwide Management, Inc.                                              Delaware
      NDC Group                                                                       Delaware
      Primesource Technologies, Inc. (fka Metamor Enterprise                          Delaware
      Solutions Acquisition Sub #1, Inc.
      R.P. Accord Systems, Inc.                                                       California
      SCI Berode                                                                      France
      SCI Decan                                                                       France
      SCI Les Tilleuls                                                                France
      Technology and Process Consulting, Inc.                                         Delaware
      Visual Services International, Inc.                                             Delaware
      Xpedior America Incorporated                                                    Delaware
      Xpedior (Australia) Pty Ltd (fka Sage IT Partners (Australia) Pty Ltd           Australia
      Xpedior (Canada) Incorporated                                                   Canada
      Xpedior Incorporated (80% owned)                                                Delaware
      (f/k/a/Metamor Consulting Solutions, Inc.)
      Xpedior K Incorporated (fka Kinderhook Systems, Inc.)                           Delaware
      Xpedior M Incorporated (fka Metamor Technologies, Ltd.)                         Illinois
      Xpedior S Incorporated (fka Sage IT Partners, Inc.)                             California
      Xpedior (UK) Limited (fka Metamor Consulting Solutions (UK) Ltd.                United Kingdom
      Xpedior V Incorporated (fka Virtual Solutions, Inc.)                            Texas
      Xpedior W Incorporated (fka Workgroup Productivity Corporation)                 Illinois